Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Bright Green Corporation of our report dated April 17, 2023, relating to the financial statements of Bright Green Corporation for the years ended December 31, 2022 and 2021, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

/s/ SRCO, C.P.A., Professional Corporation

Amherst, NY

May 26, 2023